Exhibit 23



Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-56066, 2-85158, 33-15439 and 33-35667) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51117) of Bausch & Lomb Incorporated of our report dated January 23, 1998 appearing in the 1997 Annual Report to Shareholders of Bausch & Lomb Incorporated which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our above report on the Financial Statement Schedule.




PRICE WATERHOUSE LLP

Rochester, New York
March 10, 1998






Report of Independent Accountants
on Financial Statement Schedule


To the Board of Directors of
Bausch & Lomb Incorporated


Our audits of the consolidated financial statements referred to in our report dated January 23, 1998 appearing in the 1997 Annual Report to Shareholders of Bausch & Lomb Incorporated (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedule listed in Item 14(a)2 of this Form 10-K. In our opinion, this Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



PRICE WATERHOUSE LLP

Rochester, New York
January 23, 1998